AMENDMENT NO. 23

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of October 30, 2019, amends the Master Investment Advisory Agreement (the “Agreement”) dated June 5, 2000, between AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

WITNESSETH:

WHEREAS, the parties desire to amend the Agreement to add desire to amend the Agreement to desire to remove Invesco Alternative Strategies Fund and Invesco Multi-Asset Inflation Fund;

NOW, THEREFORE, the parties agree that;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Balanced-Risk Retirement Now Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2020 Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2030 Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2040 Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2050 Fund	January 31, 2007

Invesco Global Low Volatility Equity Yield Fund	November 4, 2003

Invesco Growth Allocation Fund	April 30, 2004

Invesco Income Allocation Fund	October 31, 2005

Invesco International Allocation Fund	October 31, 2005

Invesco Mid Cap Core Equity Fund	September 1, 2001

Invesco Moderate Allocation Fund	April 30, 2004

Invesco Conservative Allocation Fund	April 29, 2005

Invesco Small Cap Growth Fund	September 11, 2000

Invesco Oppenheimer International Diversified Fund	May 24, 2019

Invesco Oppenheimer Main Street Mid Cap Fund®	May 24, 2019

Invesco Oppenheimer Main Street Small Cap Fund®	May 24, 2019

Invesco Oppenheimer Master Event-Linked Bond Fund	May 24, 2019

Invesco Oppenheimer Mid Cap Value Fund	May 24, 2019

Invesco Oppenheimer Portfolio Series: Active Allocation Fund	May 24, 2019

Invesco Oppenheimer Portfolio Series: Conservative Investor Fund	May 24, 2019

Invesco Oppenheimer Portfolio Series: Growth Investor Fund	May 24, 2019

Invesco Oppenheimer Portfolio Series: Moderate Investor Fund	May 24, 2019

Invesco Peak Retirement™ 2015 Fund	December 18, 2017

Invesco Peak Retirement™ 2020 Fund	December 18, 2017

Invesco Peak Retirement™ 2025 Fund	December 18, 2017

Invesco Peak Retirement™ 2030 Fund	December 18, 2017

Invesco Peak Retirement™ 2035 Fund	December 18, 2017

Invesco Peak Retirement™ 2040 Fund	December 18, 2017

Invesco Peak Retirement™ 2045 Fund	December 18, 2017

Invesco Peak Retirement™ 2050 Fund	December 18, 2017

Invesco Peak Retirement™ 2055 Fund	December 18, 2017

Invesco Peak Retirement™ 2060 Fund	December 18, 2017

Invesco Peak Retirement™ 2065 Fund	December 18, 2017

Invesco Peak Retirement™ Now Fund	December 18, 2017

Invesco Convertible Securities Fund	February 12, 2010

Invesco Quality Income Fund	February 12, 2010

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Conservative Allocation Fund

Invesco Growth Allocation Fund

Invesco Income Allocation Fund

Invesco International Allocation Fund

Invesco Moderate Allocation Fund

These eleven funds do not pay an advisory fee.

Invesco Global Low Volatility Equity Yield Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%
Invesco Mid Cap Core Equity Fund
Invesco Small Cap Growth Fund
Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.70%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco Convertible Securities Fund
Net Assets	Annual Rate
First $750 million	0.52%
Next $250 million	0.47%
Next $500 million	0.42%
Next $500 million	0.395%
Next $1 billion	0.37%
Over $3 billion	0.345%

Invesco Oppenheimer Main Street Mid Cap Fund®*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $4.2 billion	0.60%
Over $5 billion	0.58%
Invesco Oppenheimer Main Street Small Cap Fund®*
Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $4.2 billion	0.60%
Over $5 billion	0.58%

Invesco Oppenheimer Master Event-Linked Bond Fund*

Net Assets	Annual Rate
All Assets	0.40%

Invesco Oppenheimer Mid Cap Value Fund*

Net Assets	Annual Rate
First $400 million	0.80%
Next $400 million	0.75%
Next $1.2 billion	0.60%
Next $4 billion	0.58%
Over $6 billion	0.56%

Invesco Oppenheimer Portfolio Series: Active Allocation Fund*

Net Assets	Annual Rate
First $3 billion	0.10%
Over $3 billion	0.08%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.
*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer International Diversified Fund

Invesco Oppenheimer Portfolio Series: Conservative Investor Fund

Invesco Oppenheimer Portfolio Series: Growth Investor Fund

Invesco Oppenheimer Portfolio Series: Moderate Investor Fund

These four funds do not pay an advisory fee.

Invesco Peak Retirement™ 2015 Fund

Invesco Peak Retirement™ 2020 Fund

Invesco Peak Retirement™ 2025 Fund

Invesco Peak Retirement™ 2030 Fund

Invesco Peak Retirement™ 2035 Fund

Invesco Peak Retirement™ 2040 Fund

Invesco Peak Retirement™ 2045 Fund

Invesco Peak Retirement™ 2050 Fund

Invesco Peak Retirement™ 2055 Fund

Invesco Peak Retirement™ 2060 Fund

Invesco Peak Retirement™ 2065 Fund

Invesco Peak Retirement™ Now Fund

These twelve funds do not pay an advisory fee.

Invesco Quality Income Fund

Net Assets	Annual Rate
First $1 billion	0.47%
Next $500 million	0.445%
Next $500 million	0.42%
Next $500 million	0.395%
Next $2.5 billion	0.37%
Next $2.5 billion	0.345%
Next $2.5 billion	0.32%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES

(INVESCO GROWTH SERIES)

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Chief Legal Officer, Senior Vice President & Secretary

INVESCO ADVISERS, INC.

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary